UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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                Ramco-Gershenson Properties Trust
(Name of Registrant as Specified in Its Charter)
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334
Dear Shareholder:
      We invite you to attend the 2006 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust. The meeting will be held on Wednesday, June 14, 2006 at 10:00 a.m. at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009. Your Board of Trustees and management look forward to greeting personally those Shareholders who are able to attend.
      The meeting has been called (1) to elect (i) two Trustees for three-year terms expiring in 2009 (Class III) and (ii) one Trustee for a one-year term expiring in 2007 (Class I), (2) to ratify the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2006 and (3) to transact such other business as may properly come before the meeting or any adjournment thereof. The two Class III nominees for election listed in the enclosed proxy materials are presently Trustees, while Michael A. Ward, the Class I nominee, is not presently a Trustee.
      Your Board of Trustees recommends a vote “FOR” each of the nominees and “FOR” the ratification of the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2006. The accompanying Proxy Statement contains additional information and should be reviewed carefully by Shareholders. A copy of the Trust’s Annual Report for 2005 is also enclosed.
      It is important that your Shares be represented and voted at the meeting, whether or not you plan to attend. Shareholders may vote their Shares (1) via the telephone, (2) via the internet, (3) by completing and mailing the enclosed proxy card in the return envelope, or (4) by casting their vote in person at the Annual Meeting.
      Your continued interest and participation in the affairs of the Trust are greatly appreciated.

Sincerely,

Joel D. Gershenson
Chairman
April 28, 2006

RAMCO-GERSHENSON PROPERTIES TRUST
NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
JUNE 14, 2006

To the Shareholders of Ramco-Gershenson Properties Trust:
      Notice is hereby given that the 2006 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the “Trust”) will be held at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, on June 14, 2006 at 10:00 a.m., for the following purposes:

(1) To elect two Trustees for terms to expire in 2009, and one Trustee for a term to expire in 2007;

(2) To ratify the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2006; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.
      Shareholders of record at the close of business on April 18, 2006 are entitled to receive notice of and to vote at the meeting and any adjournments thereof. Your vote is important. You can vote in one of four ways: (1) via the telephone, (2) via the internet, (3) by marking, signing and dating your proxy card and returning it promptly in the enclosed envelope, or (4) by casting your vote in person at the Annual Meeting.
      Shareholders can help the Trust avoid unnecessary expense and delay by promptly voting. The business of the meeting cannot be completed unless a majority of the outstanding voting shares of the Trust is represented at the meeting.

By Order of the Board of Trustees

Richard J. Smith
Chief Financial Officer and Secretary

i

ii

RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS

       The accompanying form of proxy is solicited on behalf of the Board of Trustees of Ramco-Gershenson Properties Trust (the “Trust”) for use at the 2006 Annual Meeting of Shareholders of the Trust (the “Meeting”). The Meeting is to be held at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009 on June 14, 2006. The Trust expects to first mail these proxy materials on or about April 28, 2006, to holders (the “Shareholders”) of common shares of beneficial interest, $0.01 par value (“Shares”), of the Trust. The Trust’s executive offices are located at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 (telephone: (248) 350-9900).
ABOUT THE MEETING
What is the purpose of the Meeting?
      At the Meeting, Shareholders will act upon the matters outlined in the accompanying Notice of Meeting, including (1) the election of two Trustees to serve until the annual meeting of Shareholders in 2009 and one Trustee to serve until the annual meeting of Shareholders in 2007 and (2) the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Trust’s independent registered public accounting firm for the year ending December 31, 2006. In addition, management will report on the performance of the Trust and will respond to appropriate questions from Shareholders. The Trust expects that representatives of Grant Thornton will be present at the Meeting as well. Grant Thornton will be afforded an opportunity to make a statement if it desires to do so, and the Trust expects that such representatives will be available to respond to appropriate questions.
Who is entitled to vote?
      Only record holders of Shares at the close of business on the record date of April 18, 2006 (the “Record Date”) are entitled to receive notice of the Meeting and to vote the Shares that they held on the Record Date. Each outstanding Share is entitled to one vote on each matter to be voted upon at the Meeting. Holders of preferred shares of beneficial interest are not entitled to vote at the Meeting.
What constitutes a quorum?
      The presence at the Meeting, in person or by proxy, of the holders of a majority of the Shares outstanding on the Record Date will constitute a quorum for all purposes. As of the Record Date, 16,847,027 Shares were outstanding. Broker non-votes (defined below) and proxies received but marked as abstentions or “WITHHOLD AUTHORITY” will be counted as present in determining whether or not there is a quorum.

How do I vote?
      You may be able to vote in one of four ways: (1) via the telephone, (2) via the internet, (3) by marking, signing and dating your proxy card and returning it promptly in the enclosed envelope, or (4) by casting your vote in person at the Meeting.
      Via Telephone or Via Internet: Please refer to the instructions on your proxy card.
      By Proxy Card: If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope, it will be voted as you direct.
      By Vote at Meeting: If you attend the Meeting, you may deliver your completed proxy card in person or vote by ballot. If you own your Shares through a broker, trustee, bank or other nominee but want to vote your Shares in person, you should also bring with you a proxy or letter from such broker, trustee, bank or other nominee confirming that you beneficially own such Shares and giving you the power to vote such Shares.
Can I change my vote after I return my proxy card?
      You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Trust either a notice revoking the proxy or a properly signed proxy that is dated later than the proxy card. If you attend the Meeting, the individuals named as proxy holders in the enclosed proxy card will nevertheless have authority to vote your Shares in accordance with your instructions on the proxy card unless you properly file such notice or new proxy.
What if I don’t vote for some of the items listed on my proxy card?
      If you return your signed proxy card but do not mark selections, the selections not marked will be voted in accordance with the recommendations of the Board of Trustees.
      If you hold your Shares in street name through a broker or other nominee and do not return the proxy card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable law, brokers have the discretion to vote on routine matters, such as the uncontested election of trustees, but do not have discretion to vote on non-routine matters. If the broker does not have discretionary authority to vote on a particular proposal, the absence of votes on that proposal with respect to your Shares will be considered “broker non-votes” with regard to that matter. Voting stock subject to broker non-votes will be considered present at the meeting for purposes of determining whether there is a quorum but the broker non-votes will not be considered votes cast with respect to that proposal.
What does it mean if I receive more than one proxy card?
      It generally means your Shares are registered differently or are in more than one account. Please provide voting instructions for all of the proxy cards you receive.
What are the Board’s recommendations?
      Unless you give different instructions on the proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Trustees. The Board recommends a vote

•	FOR the election of the nominated slate of Trustees; and
      • FOR the ratification of the appointment of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2006.
      With respect to any other matter that properly comes before the Meeting, the proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.
What vote is required to approve each item?
      ELECTION OF TRUSTEES. Nominees who receive the most votes cast at the Meeting will be elected as Trustees. The slate of Trustees discussed in this Proxy Statement consists of three individuals, two persons who are currently Trustees with expiring terms and one person who has been nominated to serve the balance of the term vacated by Mr. Joel Gershenson upon his resignation from the Board of Trustees. A properly signed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Trustees will not be voted for such Trustee(s) so indicated, but it will have no effect on the outcome of the vote. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote.
      RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The affirmative vote of a majority of the votes cast at the Meeting will be necessary to ratify the Audit Committee’s appointment of Grant Thornton as the Trust’s independent registered public accounting firm for 2006. Abstentions are not considered votes cast at the Meeting. Although shareholder approval of the appointment is not required by law and is not binding on the Trust, the Audit Committee will take the appointment under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.
      OTHER MATTERS. If any other matter is properly submitted to the Shareholders at the Meeting, its adoption will generally require the affirmative vote of a majority of the votes cast at the Meeting. The Board of Trustees does not propose to conduct any business at the Meeting other than as stated above.
How can I access the Trust’s proxy materials and annual report on Form 10-K?
      As a holder of Shares, you should have received a copy of the Annual Report to Shareholders (which includes the Annual Report on Form 10-K) together with this proxy statement. See “Annual Report on Form 10-K” and “Householding” for additional information.
      The section “Investor Info” on the Trust’s website, http://www.rgpt.com, provides access, free of charge, to Securities and Exchange Commission (“SEC”) reports as soon as reasonably practicable after the Trust electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. The reference to our website address in this proxy statement is not intended to function as a hyperlink and, except as specified herein, the information contained on such website is not part of this proxy statement. In addition, a copy of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, including the financial statements and schedules, if any, thereto, will be sent to any Shareholder, without charge, upon written request sent to the Trust’s executive offices:

Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, MI 48334.
      You may also read and copy any materials that the Trust files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Trust, at http://www.sec.gov.
How do I find out the voting results?
      Voting results will be announced at the Meeting and will be published in the Trust’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.
ITEM 1 — ELECTION OF TRUSTEES
      At the Meeting, two Trustees comprising the Class III Trustees are to be elected for three-year terms expiring in 2009 and one Trustee is to be elected to a one-year term (Class I Trustee) expiring in 2007. Mr. Joel Gershenson has submitted his resignation as Trustee effective as of the date of the Meeting, and Mr. Michael Ward has been nominated to serve for the remainder of his term as a Class I Trustee. It is intended that votes will be cast pursuant to proxies received from Shareholders of the Trust FOR the nominees listed hereinafter, unless contrary instructions are received.
      If for any reason any of the nominees becomes unavailable for election, the proxies solicited will be voted for such nominees as are selected by the current Board of Trustees. The Trust has no reason to believe that any of the nominees will not be available or will not serve if elected. The election of each Trustee will be decided by a plurality of the Shares present and entitled to vote at the Meeting.

      Set forth in the following table is certain information with respect to (i) each nominee nominated to serve as a Class III Trustee for a term to expire in 2009; (ii) the nominee nominated to serve as a Class I Trustee for a term to expire in 2007; (iii) the other Class I Trustees and Class II Trustees, whose terms expire in 2007 and 2008, respectively; and (iv) current and former executive officers of the Trust.

			Year First
Name of Trustee/			Became a
Nominee for Election	Age	Principal Occupation	Trustee(1)

CLASS III: NOMINEES FOR ELECTION FOR TERMS TO EXPIRE IN 2009
Stephen R. Blank	60	Senior Fellow, Finance at the Urban Land Institute and has served in such position since December 1998. Previously, Mr. Blank was Managing Director — Real Estate Investment Banking of CIBC Oppenheimer Corp. from 1993 to 1998, Managing Director of Cushman & Wakefield, Inc.’s Real Estate Corporate Finance Department from 1989 to 1993, Managing Director — Real Estate Investment Banking of Kidder, Peabody & Co. from 1979 to 1989, and Vice President, Direct Investment Group of Bache & Co., Incorporated from 1973 to 1979. Mr. Blank also serves on the Boards of Directors of MFA Mortgage Investments, Inc., a real estate investment trust, and BNP Residential Properties, Inc., a real estate investment trust.	1988
Joel M. Pashcow	63	Managing Member of Nassau Capital LLC, a real estate and securities investment firm, since April 2006. Former Chairman of the Board of Trustees of Atlantic Realty Trust, a real estate investment trust, serving in such position from May 1996 to April 2006. Mr. Pashcow served as our Chairman from 1988 to May 1996.	1980

CLASS I: NOMINEE FOR ELECTION FOR TERM TO EXPIRE IN 2007
Michael A. Ward	63	Private investor. Former Executive Vice President and Chief Operating Officer of the Trust from May 1996 to June 2005. Previously, he was Executive Vice President of Ramco-Gershenson, Inc. from 1966 to 1996.

			Year First
Name of Trustee/			Became a
Nominee for Election	Age	Principal Occupation	Trustee(1)

CLASS I: TERMS TO EXPIRE IN 2007
Dennis E. Gershenson	62	President and Chief Executive Officer and a Trustee since May 1996. Previously, he served as Vice President — Finance and Treasurer of Ramco-Gershenson, Inc. from 1976 to 1996 and arranged the financing of Ramco’s initial developments, expansions and acquisitions. Mr. Gershenson currently serves as Chairman of the Board of Directors of Hospice of Michigan, and serves on the Board of Directors of the Merrill Palmer Institute and the Metropolitan Affairs Coalition and has served as Regional Director of the International Council of Shopping Centers, also known as the “ICSC.”	1996
Robert A. Meister	64	Vice Chairman of Aon Group, Inc. an insurance brokerage, risk consulting, reinsurance and employee benefits company and a subsidiary of Aon Corporation, and he has served in such position since March 1991.	1996

CLASS II: TERMS TO EXPIRE IN 2008
Arthur H. Goldberg	63	Managing Director of Corporate Solutions Group, LLC, an investment banking and advisory firm since January 2002. Served as President of Manhattan Associates, LLC, a merchant and investment banking firm, from 1994 to 2002. Mr. Goldberg served as Chairman of Reich & Company, Inc. (formerly Vantage Securities, Inc.), a securities and investment brokerage firm, from 1990 to 1993. Mr. Goldberg also serves on the Board of Directors of Ardent Acquisition Corp.	1988

			Year First
Name of Trustee/			Became a
Nominee for Election	Age	Principal Occupation	Trustee(1)

Mark K. Rosenfeld	60	Chairman and Chief Executive Officer of Wilherst Developers Inc., a real estate development firm, and has served in such position since July 1997. Mr. Rosenfeld served as Chairman of the Board (from 1993 to 1996) and Chief Executive Officer (from 1992 to 1996) of Jacobson Stores Inc., a retail fashion merchandiser, and served as a director and member of the Executive Committee of the Board of Directors of Jacobson.	1996

OTHER EXECUTIVE OFFICERS
Richard J. Smith	55	Chief Financial Officer since May 1996 and Secretary since June 2005. Previously, he was Vice President of Financial Services of the Hahn Company from January 1996 to May 1996, and he served as Chief Financial Officer and Treasurer of Glimcher Realty Trust, an owner, developer and manager of community shopping centers and regional and super regional malls, from 1993 to 1996. Mr. Smith was Controller and Director of Financial Services of the Taubman Company, an owner, developer and manager of regional malls, from 1978 to 1988.
Frederick A. Zantello	62	Executive Vice President since June 2005 and has been employed with the Trust since April 1997, acting as Executive Vice President of Development and Senior Vice President and Executive Vice President of Asset Management, respectively. Previously, Mr. Zantello was the Executive Vice President, Chief Operating Officer with Glimcher Realty Trust and Regional Real Estate Manager with Federated Department Stores. Mr. Zantello is a member of ICSC and has over 30 years of experience in the real estate industry.

			Year First
Name of Trustee/			Became a
Nominee for Election	Age	Principal Occupation	Trustee(1)

Thomas W. Litzler	46	Executive Vice President — Development and New Business Initiatives since February 2006. Previously, Mr. Litzler was Senior Vice President, Asset Manager for New Plan Excel Realty Trust’s Midwest Region from 2003 to 2006, and was Vice President of Development for A&P’s Midwest region from 1994 to 2002. Mr. Litzler is a member of the Michigan Committee for the ICSC.
Catherine J. Clark	47	Senior Vice President-Acquisitions since June 2005 and has been employed with the Trust since 1997 in various acquisition roles. Previously, Ms. Clark was a Vice President with Farmington Mortgage, a subsidiary of the Fourmidable Group, and Vice President with Amurcon Corporation, and has over 21 years of experience in the real estate industry.

FORMER EXECUTIVE OFFICERS
Richard D. Gershenson	60	Resigned as Executive Vice President and Secretary, effective on June 1, 2005, positions he had held since May 1996. Previously, he served as Vice President — Development and Construction of Ramco-Gershenson, Inc. from 1970 to 1996.

(1)	Includes periods served as Trustee of the Trust’s predecessors.
Other Information About Trustees And Executive Officers
      Messrs. Joel Gershenson, Dennis Gershenson and Richard Gershenson are brothers.
      The Board of Trustees has elected Mr. Dennis Gershenson to serve as the Chairman of the Board of Trustees upon Mr. Joel Gershenson’s resignation from the Board of Trustees, effective as of the date of the Meeting. The Board of Trustees has also elected Mr. Blank to serve as Lead Trustee of the Board of Trustees, in accordance with the Trust’s Corporate Governance Guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED SHAREHOLDER MATTERS
      Set forth below is information as to the Shares beneficially owned as of April 18, 2006 by each of the Trustees, by each nominee to serve as Trustee, by each of the Named Executive Officers (defined in the Summary Compensation Table below) and by all Trustees, nominees and executive officers as a group, based on information furnished by each Trustee and executive officer. In addition, set forth below is information as to the Shares beneficially owned as of April 18, 2006 by holders of 5% or more of the Trust’s Shares. Unless otherwise indicated in the table, each person’s address is c/o Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.

	Shares Owned		Percent of
Name	Beneficially(1)		Class(1)

Trustees and Named Executive Officers:
Dennis E. Gershenson	2,107,841	(2)	11.2%
Joel D. Gershenson	2,039,650	(3)	10.8%
Stephen R. Blank	13,600	(4)	*
Arthur H. Goldberg	78,575	(5)	*
Robert A. Meister	34,975	(6)	*
Joel M. Pashcow	219,474	(7)	1.3%
Mark K. Rosenfeld	32,100	(8)	*
Michael A. Ward	1,597,262	(9)	8.7%
Catherine J. Clark	2,281	(10)	*
Richard D. Gershenson	2,033,150	(11)	10.8%
Richard J. Smith	55,529	(12)	*
Frederick A Zantello	4,966	(13)	*
All Trustees, Nominees and Executive Officers as a Group (12 persons)(14)	2,575,691		13.6%
5% Holders:
Bruce Gershenson	2,032,150	(15)	10.8%
31500 Northwestern Highway
Suite 100
Farmington Hills, MI 48334
Cohen & Steers, Inc. and Cohen & Steers	1,648,900	(16)	9.8%
Capital Management, Inc.
280 Park Avenue, 10th Floor
New York, NY 10017
Deutsche Bank AG, Deutsche	1,614,100	(16)	9.6%
Asset Management Inc.,
RREEF America, L.L.C. and
Deutsche Investment Management Americas
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany
Barclays Global Investors, N.A.	1,181,647	(17)	7.0%
and Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105

*	less than 1%

(1)	All Shares are owned directly unless otherwise noted. Percentages are based on 16,847,027 Shares outstanding as of April 18, 2006. Any Shares beneficially owned by a specified person but not currently outstanding are included in the percentage computation for such specified person, but are not included in the computation for other persons.

(2)	Includes 2,023,850 Shares that partnerships, of which Mr. Dennis Gershenson is a partner, have the right to acquire upon the exchange of 2,023,850 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement with the Trust (the “Exchange Rights Agreement”) and 9,591 Shares that Mr. Dennis Gershenson has the right to acquire within 60 days of April 18, 2006 pursuant to options granted to Mr. Dennis Gershenson. Includes 52,600 Shares owned directly, 15,800 Shares owned by a charitable trust of which Mr. Dennis Gershenson is a trustee and 6,000 Shares owned by trusts for his children. Does not include 38,245 Shares that Mr. Dennis Gershenson has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust. Mr. Dennis Gershenson disclaims beneficial ownership of the Shares owned by the trusts for his children.

(3)	Includes 2,023,850 Shares that partnerships, of which Mr. Joel Gershenson is a partner, have the right to acquire upon the exchange of 2,023,850 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement. Includes Shares owned by Mr. Joel Gershenson’s wife and 3,400 Shares owned by a trust for his daughter. Does not include 38,522 Shares that Mr. Joel Gershenson has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust. Mr. Joel Gershenson’s wife also owns 3,000 Series B preferred shares. Mr. Joel Gershenson disclaims beneficial ownership of the Shares and Series B preferred shares owned by his wife and the trust for his daughter.

(4)	Includes 7,000 Shares that Mr. Blank has the right to acquire within 60 days of April 18, 2006 pursuant to options granted to Mr. Blank.

(5)	Includes 17,000 Shares that Mr. Goldberg has the right to acquire within 60 days of April 18, 2006 pursuant to options granted to Mr. Goldberg. Includes 12,600 Shares owned directly, 39,125 Shares owned by Mr. Goldberg’s wife, 3,750 Shares owned by trusts for his daughters and 6,100 Shares owned by a pension trust. Mr. Goldberg disclaims beneficial ownership of the Shares owned by his wife and by the trusts for his daughters.

(6)	Includes 6,000 Shares that Mr. Meister has the right to acquire within 60 days of April 18, 2006 pursuant to options granted to Mr. Meister. Includes 27,775 Shares owned directly and 1,200 Shares owned by a trust for the benefit of Mr. Meister’s family members. Mr. Meister disclaims beneficial ownership of the Shares owned by the trust.

(7)	Includes 6,000 Shares that Mr. Pashcow has the right to acquire within 60 days of April 18, 2006 pursuant to options granted to Mr. Pashcow. Includes 95,325 Shares owned by an irrevocable trust for his daughter and by a foundation of which Mr. Pashcow is trustee (for each of which Mr. Pashcow has shared voting and investment powers). Mr. Pashcow disclaims beneficial ownership of the Shares owned by the foundation and by the trust.

(8)	Includes 9,000 Shares that Mr. Rosenfeld has the right to acquire within 60 days of April 18, 2006 pursuant to options granted to Mr. Rosenfeld. Includes 19,500 Shares owned directly, 1,300 Shares of which are held in an IRA account for the benefit of Mr. Rosenfeld. Includes 2,700 Shares owned by Mr. Rosenfeld’s wife and 900 Shares by his children. Mr. Rosenfeld disclaims beneficial ownership of the Shares owned by his wife and his children.

(9)	Includes 1,596,012 Shares that partnerships, of which Mr. Ward is a partner, have the right to acquire upon the exchange of 1,596,012 OP Units pursuant to the Exchange Rights Agreement. Does not include 32,472 Shares that Mr. Ward has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust.

(10)	Includes 2,131 Shares that Ms. Clark has the right to acquire within 60 days of April 18, 2006 pursuant to options granted to Ms. Clark. Includes 150 Shares owned by Ms. Clark’s spouse. Ms. Clark disclaims beneficial ownership of the Shares owned by her spouse.

(11)	Includes 2,023,850 Shares that partnerships, of which Mr. Richard Gershenson is a partner, have the right to acquire upon the exchange of 2,023,850 OP Units pursuant to the Exchange Rights Agreement. Includes 7,200 Shares owned directly, 300 Shares owned by a charitable trust of which Mr. Richard Gershenson is a trustee, and 1,800 Shares owned by trusts for his children. Does not include 38,522 Shares that Mr. Richard Gershenson has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust. The charitable trust also owns 2,000 Series B preferred shares. Mr. Richard Gershenson disclaims beneficial ownership of the Shares and Series B preferred shares owned by the charitable trust and his children.

(12)	Includes 55,529 Shares that Mr. Smith has the right to acquire within 60 days of April 18, 2006 pursuant to options granted to Mr. Smith. Does not include 13,039 Shares that Mr. Smith has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust.

(13)	Includes 4,966 Shares that Mr. Zantello has the right to acquire within 60 days of April 18, 2006 pursuant to options granted to Mr. Zantello. Does not include 5,599 Shares that Mr. Zantello has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust.

(14)	Includes Trustees, nominees and executive officers as of April 18, 2006.

(15)	Includes 2,023,850 Shares that partnerships, of which Mr. Bruce Gershenson is a partner, have the right to acquire upon the exchange of 2,023,850 OP Units pursuant to the Exchange Rights Agreement. Does not include 38,522 Shares that Mr. Bruce Gershenson has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust. Mr. Bruce Gershenson is the brother of Messrs. Joel Gershenson, Dennis Gershenson and Richard Gershenson.

(16)	Based on Schedule 13G’s (or amendments thereto) filed with the SEC on February 13, 2006 (Cohen & Steers, Inc.) and February 8, 2006 (Deutsche Bank AG).

(17)	Based on Form 13F filed with the SEC on February 14, 2006.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust’s officers and Trustees and persons who own more than ten percent of a registered class of the Trust’s equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange (the “NYSE”). Officers, Trustees and greater than ten percent shareholders are required by regulation of the SEC to furnish the Trust with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5 were required for those persons, the Trust believes that all required filings by officers and Trustees of the Trust and ten percent shareholders were made on a timely basis.
BOARD AND COMMITTEES
      Trustees are expected to attend all scheduled Board and committee meetings, as well as the Trust’s Annual Meeting of Shareholders. During the year ended December 31, 2005, the Board of Trustees held seven meetings. All of the Trustees attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Trustees and (ii) the total number of meetings held by all committees on which such Trustee served. Three of the seven Trustees attended the Trust’s 2005 Annual Meeting of Shareholders.
      The Board has affirmatively determined, after considering all of the relevant facts and circumstances, that each of Messrs. Blank, Goldberg, Meister, Pashcow and Rosenfeld, and therefore a majority of the Trustees, are “independent” Trustees under the rules and regulations of the SEC, the NYSE listing standards and the Trust’s Corporate Governance Guidelines.
      Non-management Trustees hold regularly scheduled executive sessions in which non-management Trustees meet without the presence of management. These executive sessions are expected to occur around regularly scheduled meetings of the Board of Trustees. Mr. Rosenfeld currently presides at these executive sessions; subsequent to the Annual Meeting and assuming re-election as Trustee, Mr. Blank will serve as Lead Trustee in accordance with the Trust’s Corporate Governance Guidelines and will therefore preside at such executive sessions.

      The table below sets forth the membership and meeting information for the four standing committees of the Board in 2005:

Nominating
and Corporate
Name	Audit	Compensation	Governance	Executive

Dennis E. Gershenson	—	—	—	X
Joel D. Gershenson(1)	—	—	—	X
Stephen R. Blank*	Chairman	X	—	—
Arthur H. Goldberg*	X	Chairman	—	—
Robert A. Meister*	—	X	X	—
Joel M. Pashcow*	—	—	X	Chairman
Mark K. Rosenfeld*	X	—	Chairman	—
Meetings	18	4	3	—
Action by Unanimous Written Consent	—	—	—	30

*	Independent directors under the rules and regulations of the SEC, the NYSE listing standards and the Trust’s Corporate Governance Guidelines.

(1)	Mr. Joel Gershenson resigned from the Board of Trustees effective as of the date of the Meeting. Mr. Dennis Gershenson will thereafter serve as Chairman of the Board of Trustees and Mr. Blank will serve as Lead Trustee (assuming his re-election at the Annual Meeting).
      Audit Committee. The Audit Committee’s duties include the periodic review of the Trust’s financial statements, the recommendation to the Board of Trustees of the engagement of the Trust’s independent registered public accounting firm, and review of the plans and results of the audit engagement with such independent accountants. The Board has determined that Messrs. Blank, Rosenfeld and Goldberg are each an audit committee financial expert as defined in rules and regulations of the SEC and have accounting or related financial management expertise as required by the NYSE listing standards. See “Item 1-Election of Trustees” above for a description of their relevant business experience. The Audit Committee operates under a written charter approved by the Board, a copy of which is attached as Appendix A to this proxy statement and can also be found on the Trust’s website under “Corporate Profile — Governance” at www.rgpt.com.
      Compensation Committee. The Compensation Committee’s duties include reviewing all compensation arrangements of the Trust with its Trustees, officers and employees and considering changes and/or additions to such compensation arrangements, including stock option, pension and profit-sharing plans. The Compensation Committee acts as administrator of the Trust’s 1996 Share Option Plan, 1997 Non-Employee Trustee Stock Option Plan, 2003 Long-Term Incentive Plan and 2003 Non-Employee Trustee Stock Option Plan. The Compensation Committee operates under a written charter approved by the Board, a copy of which can be found on the Trust’s website under “Corporate Profile — Governance” at www.rgpt.com.
      Nominating and Governance Committee. The Nominating and Governance Committee considers the performance of incumbent Trustees and recommends to the Shareholders nominees for election as Trustees and recommends corporate governance guidelines to the Board. The nominating process includes a review and assessment of the skills and experience of prospective Trustee nominees, including the independence of the prospective nominees, and the consideration of such skills and experience in the context of the needs of the Board. The Nominating and Governance Committee also is responsible for the Trust’s Code of Business Conduct and Ethics and considers any requests for waivers from such code. The Nominating and Governance Committee operates under a written charter approved by the Board, a copy of which can be found on the Trust’s website under “Corporate Profile — Governance” at www.rgpt.com.
      The Nominating and Governance Committee will consider nominees for Trustees recommended by Shareholders that are timely made and otherwise in accordance with the Trust’s by-laws and applicable law. Such recommendations for nominees to be set forth in the proxy statement for the 2007 annual meeting of Shareholders should be submitted to the Chairman of the Nominating and Governance Committee at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 by December 28, 2006, and should include contact and Share ownership information of the nominating party, biographical data and other information for the nominee as required in a proxy statement filed pursuant to the SEC’s proxy rules, and the suggested nominee’s consent to nomination and serving on the Board, if elected.
      Executive Committee. The Executive Committee is permitted to exercise all of the powers and authority of the Board of Trustees, except as limited by applicable law and by the Trust’s Bylaws. The Executive Committee operates under a written charter approved by the Board, a copy of which can be found on the Trust’s website under “Corporate Profile — Governance” at www.rgpt.com.
CORPORATE GOVERNANCE
      The Trust has adopted a Code of Business Conduct and Ethics which applies to all of the Trust’s employees, including its principal executive officer, principal financial officer, principal accounting officer or controller and persons serving similar functions. A copy of the Trust’s Code of Business Conduct and Ethics can be found on the Trust’s website under “Corporate Profile — Governance” at www.rgpt.com. Any waiver that relates to the Trustees and certain executive officers of the Trust will be publicly disclosed in such subsection on the Trust’s website.
      The Trust has adopted Corporate Governance Guidelines, which address, among other things, a Trustee’s responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing these guidelines and recommending to the Board any changes to the guidelines. A copy of the Trust’s Corporate Governance Guidelines can be found on the Trust’s website under “Corporate Profile — Governance” at www.rgpt.com.
      As specified in Section 6 of the Trust’s Corporate Governance Guidelines, the Trust encourages and supports the continuing education of its Trustees. Recent activities include Mr. Blank attending the Annual Boardroom Summit in New York, NY on September 22-23, 2005, which was co-sponsored by the Corporate Board Member magazine and the NYSE. Key topics of the seminar included improving management-Board and external auditor-Board communications and relationships, implementing management succession plans and conducting effective Board evaluations. This seminar was accredited by Institutional Shareholder Services.

      The Trust is required to comply with the NYSE listing standards applicable to corporate governance and on June 17, 2005, the Trust timely submitted the Annual CEO Certification to the NYSE, pursuant to Section 303A.12 of the NYSE’s listing standards, whereby the Chief Executive Officer of the Trust, Mr. Dennis Gershenson, certified that he is not aware of any violation by the Trust of the NYSE’s corporate governance listing standards as of the date of the certification.
      A copy of the Trust’s Committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines will be sent to any Shareholder, without charge, upon written request sent to the Trust’s executive offices: Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.
COMMUNICATING WITH THE BOARD
      The Board of Trustees has established a process for Shareholders to communicate with the Board of Trustees. Any such written communications can be sent to the Board at the following address: Board of Trustees (or Lead Trustee), c/o Secretary, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. All communications received by the Trust’s Secretary which are addressed to the Board of Trustees will be forwarded directly to the members of the Board.
      Shareholders, Trust employees, officers, Trustees or any other interested persons who have concerns or complaints regarding questionable accounting, accounting procedures, or auditing matters of the Trust are encouraged to contact, anonymously or otherwise, the Chairman of the Audit Committee (or any Trustee who is a member of the Audit Committee). Such admissions will be treated confidentially.
AUDIT COMMITTEE REPORT
      The Audit Committee is responsible for monitoring the integrity of the Trust’s consolidated financial statements, the Trust’s system of internal controls, the Trust’s risk management, the qualifications, performance and independence of the Trust’s independent registered public accounting firm, the performance of the Trust’s internal audit function and the Trust’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Trust’s independent registered public accounting firm. The Audit Committee operates under a written charter approved by the Board, a copy of which is attached as Appendix A to this proxy statement and can also be found on the Trust’s website under “Corporate Profile — Governance” at www.rgpt.com.
      Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Trust’s internal control over financial reporting. The Trust’s independent registered public accounting firm is responsible for performing an independent audit of the Trust’s annual consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Trust’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Trust’s internal control over financial reporting. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by the Trust’s management and the independent registered public accounting firm.
      The Audit Committee held 18 meetings during 2005. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and the Trust’s independent registered public accounting firm, Grant Thornton LLP.
      The Audit Committee reviewed and discussed the Trust’s ongoing compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Trust Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 2 regarding the audit of internal control over financial reporting. The Audit Committee discussed with Grant Thornton LLP and the Trust’s internal auditors the overall scope and plans for their respective audits. The Audit Committee met with Grant Thornton LLP and the internal audit team, with and without management present, to discuss the results of their examinations and their evaluations of the Trust’s internal controls.
      The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and Grant Thornton LLP. The Audit Committee also reviewed and discussed, with management and Grant Thornton LLP, management’s annual report on the Trust’s internal control over financial reporting and the attestation report prepared by Grant Thornton LLP. The Audit Committee also discussed with such persons the process used to support the certifications made by the Trust’s Chief Executive Officer and Chief Financial Officer that are required pursuant to the Sarbanes-Oxley Act of 2002 and management’s annual report on the Trust’s internal control over financial reporting. As a result of these discussions, the Audit Committee believes that the Trust maintains an effective system of accounting controls that allows it to prepare financial statements that fairly present the Trust’s financial position, results of its operations, cash flows and shareholders’ equity.
      The Audit Committee discussed with Grant Thornton LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of the Trust’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which included a discussion of Grant Thornton LLP’s judgments about the quality (not just the acceptability) of the Trust’s accounting principles as applied to financial reporting.
      The Audit Committee also discussed with Grant Thornton LLP their independence from the Trust. Grant Thornton LLP provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Trust. When considering the independence of Grant Thornton LLP, the Audit Committee considered if services they provided to the Trust, beyond those rendered in connection with their audit of the Trust’s consolidated financial statements, review of the Trust’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management’s report on internal control over financial reporting, were compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the tax services performed by, and the amount of fees paid for such services to, Grant Thornton LLP. The Audit Committee received regular updates on the amount of fees and scope of audit and tax services provided.
      Based on the Audit Committee’s review and the foregoing meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to the Board that the Trust’s audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in the Trust’s Annual Report on Form 10-K filed with the SEC. The Audit Committee has also appointed Grant Thornton LLP as the Trust’s independent registered public accounting firm for the fiscal year ended December 31, 2006.

Members of the Audit Committee

Stephen R. Blank (Chairman)
Mark K. Rosenfeld
Arthur H. Goldberg

MANAGEMENT COMPENSATION AND TRANSACTIONS
Compensation
      The following table sets forth information with respect to the compensation paid by the Trust for services rendered during the years ended December 31, 2005, 2004 and 2003 to Mr. Dennis Gershenson, the Trust’s Chief Executive Officer for such fiscal years, and the four other most highly compensated executive officers of the Trust whose total remuneration from the Trust exceeded $100,000 for the fiscal year ended December 31, 2005 (the “Named Executive Officers”):
Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation
					Shares	All Other
		Salary			Subject to	Compensation
Name and Principal Position	Year	($)(1)		Bonus ($)	Options (#)	($)(2)

Dennis E. Gershenson	2005	$408,200		$425,000	14,116	$5,250
President and	2004	389,200		400,000	7,330	5,125
Chief Executive Officer	2003	366,600		450,000	—	5,000
Richard J. Smith	2005	297,000		160,000	7,763	29,570	(3)
Chief Financial Officer	2004	283,200		125,000	4,413	7,860
and Secretary	2003	266,600		200,000	—	7,735
Frederick A. Zantello	2005	271,575		75,000	7,544	98,876	(4)
Executive Vice President
Catherine J. Clark	2005	209,590		75,000	3,238	5,250
Senior VP-Acquisitions
Richard D. Gershenson	2005	181,460	(5)	250,000	—	71,955	(6)
Former Executive Vice	2004	242,200		—	3,382	5,125
President and Secretary	2003	226,600		75,000	—	5,000

(1)	Includes car allowances, if applicable.

(2)	Includes the Trust’s matching contributions under the Trust’s 401(k) plan.

(3)	Includes reimbursement for life insurance of $2,735 and payment for unused vacation earned in previous years of $21,585.

(4)	Includes payment for unused vacation earned in previous years of $53,481 and payment for mileage and housing reimbursement of $40,145.

(5)	Salary includes $70,000 for consulting services after resignation of employment.

(6)	Includes a payment for office relocation expense of $35,000, the value of office furniture taken of $16,412 and reimbursement of medical expenses of $15,293 in accordance with the consulting agreement.

Long-Term Incentive Plans — Awards in Last Fiscal Year
      The following table shows long-term incentive awards granted to the Named Executive Officers in 2005 under the Trust’s 2003 Long-Term Incentive Plan. The awards granted to each of the Named Executive Officers contained both a restricted stock component and a cash component. The payout of the awards is tied to the Trust’s performance over the performance period, which will be evaluated using three measures: EBIDA return on assets (weighted 30%), growth in funds from operations (weighted 30%) and relative total shareholder returns (weighted 40%). If the minimum or threshold performance level is met or exceeded, the percentage of the target award that will eventually be paid to the Named Executive Officers will depend on the Trust’s performance relative to the targets over the performance period.

	Number of			Estimated Future Payouts Under
	Shares,		Performance or	Non-Stock Price-Based Plan(1)
	Units or		Other Period Until
	Other		Maturation or	Threshold	Target	Maximum
Name	Rights (#)		Payout	($ or #)	($ or #)	($ or #)

Dennis E. Gershenson	7,113	(2)	1/1/05-12/31/07	3,557	7,113	10,670
		(3)	1/1/05-12/31/07	$57,300	$114,600	$171,900
Richard J. Smith	3,911	(2)	1/1/05-12/31/07	1,956	3,911	5,867
		(3)	1/1/05-12/31/07	$31,511	$63,021	$94,532
Frederick A. Zantello	3,801	(2)	1/1/05-12/31/07	1,901	3,801	5,702
		(3)	1/1/05-12/31/07	$30,624	$61,248	$91,872
Catherine J. Clark	1,631	(2)	1/1/05-12/31/07	816	1,631	2,447
		(3)	1/1/05-12/31/07	$13,143	$26,286	$39,429
Richard D. Gershenson	—		—	—	—	—

(1)	The number of restricted stock units granted pursuant to the long-term incentive awards is based on a fixed dollar value determined on the award date. To determine the estimated future payouts in respect of such restricted stock units, we have assumed a stock price of $27.11, the closing trading price of the Common Stock on the award date (April 1, 2005). The actual number of restricted stock units to be granted will be determined using the stock price on the grant date of the restricted stock units.

(2)	Represents restricted stock component of award. If the minimum performance level is met, the applicable number of shares of restricted stock will be issued to the officer after the end of the performance period, and the restrictions on one-third of the shares will lapse on March 1 of each year beginning March 1, 2009.

(3)	Represents cash component of award. If the minimum performance level is met, the applicable cash amount will be paid to the officer in three equal annual installments beginning on March 1, 2009.

Option Grants in Last Fiscal Year
      The following table sets forth certain details regarding stock options granted to the Named Executive Officers during 2005 under the Trust’s 2003 Long-Term Incentive Plan. The exercise price of each stock option is equal to the fair market value of a Share on the date of grant.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Dennis E. Gershenson	14,116	18.4%	$27.11	03/31/2015	$240,668	$609,900
Richard J. Smith	7,763	10.1	27.11	03/31/2015	132,354	335,410
Frederick A Zantello	7,544	9.8	27.11	03/31/2015	128,620	325,948
Catherine J. Clark	3,238	4.2	27.11	03/31/2015	55,206	139,902
Richard D. Gershenson	—	—	—	—	—	—
Aggregate Option Exercises During 2005
and Year End Option Values
      The following table sets forth certain information regarding options exercised during 2005 by each of the Named Executive Officers and the fiscal year end value of unexercised options held by each of the Named Executive Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares	Value	Options at Year End		Options at Year End(1)
	Acquired on	Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis E. Gershenson	—	—	2,443	19,003	—	—
Richard J. Smith	—	—	51,471	10,705	$571,562	—
Frederick A. Zantello	—	—	1,226	9,997	—	—
Catherine J. Clark	—	—	526	4,291	—	—
Richard D. Gershenson	—	—	—	—	—	—

(1)	In accordance with the SEC’s rules, based on the difference between fair market value of Common Stock, which was $26.65 on December 31, 2005 (the closing price), and the exercise price.
Option Deferral Agreements
      In December 2003, the Trust and each of Messrs. Dennis Gershenson, Richard Smith, Frederick Zantello, Michael Ward and Richard Gershenson entered into Election and Option Deferral Agreements (the “Deferral Agreements”) with respect to stock options previously granted to the Named Executive Officers. The Deferral Agreements provide for the deferral of gains (i.e., the difference between the fair market value of the Shares subject to the option and the aggregate exercise price of the option) that would be recognized by each Named Executive Officer upon his exercise of the options. In December 2004, each of the foregoing

Named Executive Officers exercised some or all of his vested stock options and paid the exercise price for the options by surrendering Shares in accordance with the terms of the Trust’s 1996 Share Option Plan and the Deferral Agreements. As a result of such exercise, the foregoing Named Executive Officers deferred the receipt of an aggregate of 127,877 Shares (the “Deferred Shares”). Until the Deferred Shares are issued, the foregoing Named Executive Officers will receive distribution equivalents on the Deferred Shares in the form of cash payments as and when the Trust pays dividends on the Shares outstanding.
Employment Agreements
      Dennis E. Gershenson. The Trust has entered into an employment agreement with Mr. Dennis Gershenson, the Trust’s President and Chief Executive Officer, which had an initial period of three years commencing on May 10, 1996, subject to automatic one year extensions thereafter, provided the Board of Trustees has considered the extension of such term not more than 90 days nor less than 30 days prior to the expiration of the term. The employment agreement has been automatically extended through May 9, 2006. Pursuant to such agreement, Mr. Dennis Gershenson receives an annual base salary and such other fringe benefits and perquisites as are generally made available to our management employees. In addition to base salary, he receives annual performance-based compensation as determined by the Compensation Committee.
      The employment agreement provides for certain severance payments in the event of death or disability. In addition, the agreement provides that if the officer is terminated without cause or he terminates his employment for “good reason” (as defined below), he will be entitled to receive a severance payment equal to 1.99 times the “base amount” (as defined in Internal Revenue Code of 1986, as amended) and, for the duration of the term, those fringe benefits provided for under such agreement. “Good reason” includes diminution in authority, change of location, fewer than two of Messrs. Joel Gershenson, Dennis Gershenson, Richard Gershenson, Bruce Gershenson and Michael Ward (collectively, the “Ramco Principals”) serving as members of the Board of Trustees or the Ramco Principals constituting less than 20% of the members of the Board of Trustees, and a “change of control.” A change of control will occur if any person or group of commonly controlled persons other than the Ramco Principals or their affiliates owns or controls, directly or indirectly, more than 25% of the voting control or value of the capital stock (or securities convertible or exchangeable therefore) of the Trust.
      Furthermore, the employment agreement provides that Mr. Dennis Gershenson will conduct all of his real estate ownership, acquisition, management and development activities (other than certain limited activities relating to their existing fast food franchise and other businesses and activities relating to certain excluded assets) through the Trust. In connection therewith, he has agreed to offer to the Trust real estate opportunities of which he becomes aware (other than opportunities relating to certain excluded assets).
      The employment agreement also provides that the Trust will indemnify Mr. Dennis Gershenson to the fullest extent permitted by law, and will advance to such officer all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.
      Richard D. Gershenson. On June 2, 2005, the Trust entered into a one year consulting agreement with Mr. Richard Gershenson in connection with his resignation as Executive Vice President and Secretary of the Trust and the termination of his employment agreement with the Trust effective May 31, 2005. Under the terms of the agreement, Mr. Richard Gershenson received $250,000 as full payment for any bonus that would have been due him for services rendered, and receives $10,000 per month for consulting services to be rendered to the Trust during such period on development projects that Mr. Richard Gershenson initiated. Mr. Richard Gershenson is also eligible to receive a bonus of $75,000 per transaction upon the closing of certain prospective development projects by the Trust for his efforts in connection with such developments. In addition, the Trust will reimburse Mr. Richard Gershenson for the cost of medical coverage during the consulting period and will pay Mr. Gershenson an office relocation allowance of $35,000. Following the end of the consulting period, the Trust may continue medical coverage for Mr. Gershenson or pay him the sum of $150,000 less amounts reimbursed to Mr. Richard Gershenson for medical coverage during the consulting period. In consideration for the foregoing, Mr. Richard Gershenson has agreed to offer to the Trust any real estate opportunities of which he becomes aware during the term of the agreement.
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation Committee are Messrs. Goldberg (Chairman), Blank and Meister. None of the members of the Compensation Committee is or has been an officer or an employee of the Trust. In addition, during 2005, none of the Trust’s executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on Trust’s Board of Trustees or Compensation Committee.
Compensation Committee Report
      The Compensation Committee of the Board of Trustees (the “Compensation Committee”) is responsible for administering the Trust’s senior management compensation program. The Compensation Committee is composed entirely of independent Trustees who are not employees of the Trust. None of the members of the Compensation Committee has any interlocking or other relationships with the Trust that would call into question their independence as Compensation Committee members.
      Except as otherwise described below, the Compensation Committee has general review authority over compensation levels for, and sets the compensation for, all corporate officers and key management personnel of the Trust as well as the Board of Trustees. The Compensation Committee also administers employee incentive compensation programs and considers and recommends new benefit programs to the Board.
      The compensation package offered by the Trust to its other senior executives is intended to enable the Trust to attract, motivate and retain qualified senior management, taking into account both annual and long-term performance goals of the Trust and recognizing individual initiative and achievements. Executive compensation generally consists of base salary, annual bonus, stock option grants and long-term incentive awards in the form of cash and/or restricted share awards, as well as a combination of benefit programs.
      Compensation for Named Executive Officers. The Compensation Committee engaged the services of FPL Associates, an executive compensation consulting firm, to assess the overall competitiveness of the Trust’s compensation program as it relates to the Trust’s executive officers and senior management and to design a comprehensive executive compensation plan for the management team. Based on the results of such study, the Trust has implemented certain aspects of the program’s recommendations for calendar year 2005.

      The initial compensation of each of Messrs. Dennis Gershenson and Richard Gershenson was set pursuant to three year employment agreements signed in 1996 between each such individual and the Trust. These agreements contain provisions for, among other things, calculating the base salary paid to such executive officers. Since the initial term of these employment agreements, such agreements have been automatically extended for one-year terms pursuant to the provisions therein. Their respective employment agreements provided for base salaries which have been increased since the execution of the agreements, based on the advice of FPL Associates.
      On June 2, 2005, the Trust entered into a one year consulting agreement with Richard Gershenson in connection with Mr. Gershenson’s resignation and the termination of his employment agreement with the Trust effective June 1, 2005. See “Employment Agreements — Richard Gershenson” for a description of the terms of the consulting agreement.
      The Compensation Committee has reviewed the Trust’s compensation policies in light of Section 162(m) to the Internal Revenue Code, as amended, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (although certain performance based compensation is not subject to that limit), and determined that the compensation levels of the Trust’s executive officers were not at a level that would be affected by such provisions. The Compensation Committee intends to continue to review the application of Section 162(m) to the Trust with respect to any future compensation programs considered by the Trust.

Members of the Compensation Committee

Arthur H. Goldberg (Chairman)
Stephen R. Blank
Robert A. Meister
Compensation of Trustees
      Each non-employee Trustee receives an annual retainer of $15,000, a grant of 1,000 Shares and a grant of an option to purchase 2,000 Shares under the Trust’s 2003 Non-Employee Trustee Stock Option Plan. The Chairman of the Audit Committee receives an additional annual retainer of $10,000 and each other member of the Audit Committee receives an additional annual retainer of $5,000. Non-employee Trustees also receive a fee of $1,500 per meeting attended ($500 for attendance by telephone), plus reimbursement of all travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings.
      Payment of the additional retainer for the Chairman and members of the Audit Committee are subject to the applicable Trustee’s attendance at 75% or more of the applicable committee meetings during the relevant calendar year.
      In 2005, the Trustees earned fees, payable in cash or securities, in the aggregate amount of: (i) $58,559 to Mr. Blank, (ii) $55,559 to Mr. Goldberg, (iii) $51,059 to Mr. Meister, (iv) $51,059 to Mr. Pashcow and (v) $57,059 to Mr. Rosenfeld, for their services as Trustees.

      Trustees who are employees or officers of the Trust or any of its subsidiaries (including, in 2005, Messrs. Joel Gershenson and Dennis Gershenson) do not receive any compensation for serving on the Board of Trustees or any committees thereof.
Securities Authorized For Issuance Under Equity Compensation Plans
      The following table sets forth certain information regarding the Trust’s equity compensation plans as of December 31, 2005:

Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuances
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	205,366 (2)	$22.84	587,574 (3)
Equity compensation plans not approved by security holders	—	—	—

Total	205,366	$22.84	587,574

(1)	Consists of grants made under the 1996 Share Option Plan, 1997 Non-Employee Trustee Stock Option Plan, 2003 Long-Term Incentive Plan and 2003 Non-Employee Trustee Stock Option Plan.

(2)	Consists solely of outstanding options.

(3)	Includes 517,574 securities available for issuance under the 2003 Long-Term Incentive Plan and 70,000 options available for issuance under the 2003 Non-Employee Trustee Stock Option Plan.
Related Party Transactions
      Ramco-Gershenson, Inc. (“Ramco Inc.”), a subsidiary of the Trust which provides property management and leasing services to properties owned by the Operating Partnership and other affiliates of the Trust as well as to other third party property owners, provides property management services to various entities and properties owned and/or controlled by the Ramco Principals, each of whom are executive officers and/or Trustees of the Trust. Management of the Trust believes that these services are provided on terms no less favorable than terms that could be obtained on an arm’s length basis. During the year ended December 31, 2005, Ramco Inc. charged an aggregate of approximately $157,000 in respect of such services to entities owned and/or controlled by the Ramco Principals. Ramco Inc. was owed approximately $25,000 as of December 31, 2005 by various entities owned or controlled by the Ramco Principals incurred in the ordinary course of business for the ongoing services as described above.

      Ramco Inc. provides property management, accounting and other administrative services to Ramco/Shenandoah LLC, 60% of which is owned by an entity a portion of which is beneficially owned by various family partnerships and trusts under the control of two uncles of Mr. Pashcow, a Trustee, and a portion of which is beneficially owned by various trusts for the benefit of members of Mr. Pashcow’s immediate family. Mr. Pashcow is a trustee of several of these trusts. Ramco/ Shenandoah LLC owns the Shenandoah Square shopping center which has approximately 119,000 square feet. The Trust believes that the terms of the management agreement with Ramco/ Shenandoah LLC are no less favorable than terms that could be obtained on an arm’s length basis. During the year ended December 31, 2005, Ramco Inc. charged approximately $149,000 in respect of these services to Ramco/ Shenandoah LLC and was owed approximately $20,000 as of December 31, 2005 for those services.
      William Gershenson, Retail Leasing Specialist of Ramco Inc., is the son of Dennis E. Gershenson, Trustee, President and Chief Executive Officer of the Trust. In 2005, based on leasing activity and commissions earned, William Gershenson was paid $222,048. Katherine Ward-Darin, the daughter of Mr. Ward, was the Anchor Leasing Manager of Ramco Inc. in 2005 and was paid $181,463 based on leasing activity and commissions earned. Ms. Ward-Darin is no longer an employee of Ramco Inc.

SHAREHOLDER RETURN PERFORMANCE GRAPH
      The following line graph sets forth the cumulative total returns on a $100 investment in each of the Trust’s common stock, the NAREIT Composite Index, NAREIT Equity Index, NAREIT Mortgage Index, S&P 500 Index and RPT Total Return Index for the period December 31, 2000 through December 31, 2005. The stock price performance shown is not necessarily indicative of future price performance.
Ramco-Gershenson Properties Trust
RELATIVE PERFORMANCE COMPARED TO NAREIT MORTGAGE AND
EQUITY REIT INDICES AND THE S&P 500
TOTAL RETURNS INCLUDING THE REINVESTMENT OF DIVIDENDS

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

NAREIT Composite	$100.00	115.50	121.53	168.27	219.44	237.63
NAREIT Equity	$100.00	113.93	118.29	162.21	213.43	239.39
NAREIT Mortgage	$100.00	177.34	232.45	365.86	433.30	332.82
S&P 500	$100.00	88.11	68.64	88.33	97.94	102.75
RPT Total Return	$100.00	137.54	184.55	284.54	344.69	302.97

ITEM 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      It is intended that votes will be cast pursuant to proxies received from Shareholders of the Trust FOR the appointment of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2006. Although shareholder approval of the appointment is not required by law and is not binding on the Trust, the Audit Committee will take the appointment of Grant Thornton under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting. The Trust expects that representatives of Grant Thornton will be present at the annual meeting and will be afforded an opportunity to make a statement if they desire to do so. The Trust also expects that such representatives will be available to respond to appropriate questions addressed to the officer presiding at the meeting.
Change in Accountants
      On April 7, 2005, the Audit Committee of the Board of Trustees sent a Request for Proposal for auditing services to Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm in 2004. The Audit Committee also sent the Request for Proposal to several other public accounting firms. Deloitte declined to participate in the Request for Proposal process, and instead, by a letter dated April 11, 2005, Deloitte declined to stand for re-election as the Trust’s independent registered public accounting firm. Subsequently, on May 10, 2005, the Board of Trustees engaged Grant Thornton LLP (“Grant Thornton”) to serve as the Trust’s independent registered public accounting firm for 2005.
      Deloitte’s reports on the Trust’s financial statements for 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte’s report, dated March 25, 2005, on the Trust’s December 31, 2004, 2003 and 2002 financial statements included an explanatory paragraph relating to the restatement of the Trust’s 2003 and 2002 financial statements.
      During 2004 and 2003 and the subsequent interim period, there were no disagreements between the Trust and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports, except that Deloitte stated in a letter to the Audit Committee, dated March 25, 2005, that Deloitte had disagreements with the Trust’s management relating to the classification of the loss on an interest in an unconsolidated entity as a loss on sale instead of an impairment loss and that Deloitte disagreed with the recognition of a gain on a transaction in the second quarter of 2004, but that management recorded adjustments to the Trust’s financial statements to properly present those two items and the disagreements had been resolved. The Audit Committee discussed the disagreements with Deloitte, and the Trust authorized Deloitte to respond fully to the inquiries of the Trust’s successor accountants concerning the subject matter of the disagreements.
      During 2004 and 2003 and the subsequent interim period, there have been no events of the type required to be reported pursuant to Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended, except that Deloitte’s report dated March 25, 2005, regarding management’s assessment of internal controls over financial reporting, expressed an adverse opinion on the

Trust’s internal controls over financial reporting because of a material weakness identified in the financial closing process. Management and financial closing and reporting personnel had not evaluated events, subsequent to the balance sheet date, impacting the preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America. The material weakness resulted from a deficiency in the operation of internal control and resulted in a material misstatement of employee bonuses. The Trust’s consolidated financial statements for the years ended December 31, 2003 and 2002 were restated to correct the material misstatements of previously reported accrued expenses and general and administrative expenses for those periods. The material weakness had been identified and included in management’s assessment of internal controls. The material weakness was considered by Deloitte in determining the nature, timing, and extent of audit tests applied in its audit of the Trust’s consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2004, and the report did not affect Deloitte’s report on such financial statements and financial statement schedule. The Audit Committee discussed the material weakness with Deloitte, and the Trust authorized Deloitte to respond fully to the inquiries of the Trust’s successor accountants concerning the subject matter of the material weakness.
      The Trust provided Deloitte with a copy of the disclosures made above, and upon request by the Trust, Deloitte furnished the Trust with a letter addressed to the SEC stating whether Deloitte agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of the letter, dated April 26, 2005, provided by Deloitte in response to such request was included as an exhibit to the Amendment No. 1 to Form 8-K/ A filed by the Trust with the SEC on April 26, 2005.
Fees During Year Ended December 31, 2005
      Grant Thornton audited and reported on the Trust’s financial statements for the year ended December 31, 2005, while Deloitte audited and reported on the Trust’s financial statements for the year ended December 31, 2004. During 2005, Grant Thornton provided various audit and related services to the Trust and its consolidated subsidiaries, and during 2004, Grant Thornton was engaged by the Trust to assist with documentation and testing of internal controls in preparation for management’s assessment of internal control over financial reporting. During 2004 and 2005, Deloitte provided various audit and tax related services to the Trust and its consolidated subsidiaries. Set forth below are the aggregate fees billed for these services:

(a) Audit Fees — Aggregate fees of $356,000 were billed by Grant Thornton for professional services rendered for the audit of the Trust’s 2005 consolidated financial statements included in its annual report on Form 10-K and the review of the financial statements included in the Trust’s quarterly reports on Form 10-Q. Aggregate fees of $857,118 were billed by Deloitte for similar professional services rendered in 2004.

(b) Audit-Related Fees — No fees were billed by Grant Thornton for audit-related services rendered in 2005 and 2004, respectively. Aggregate fees of $37,152 and $28,032 were billed by Deloitte for audit-related services rendered in 2005 and 2004. The 2005 audit-related services were billed in connection with the change in the Trust’s independent registered public accounting firm and consents for securities offerings. The 2004 audit-related fees include services in connection with the audits of acquired properties, along with work related to Sarbanes-Oxley readiness.

(c) Tax fees — No fees were billed by Grant Thornton for tax services in 2005 and 2004, respectively. Aggregate fees of $389,936 and $346,733 were billed by Deloitte for tax services in 2005 and 2004, respectively. Tax services principally include tax compliance, tax advice and tax planning. Tax fees to Deloitte for 2005 consist of $325,185 for tax compliance and preparation and $64,751 for other tax services. Tax fees to Deloitte for 2004 consist of $236,989 for tax compliance and preparation, $55,691 related to an equity offering completed in 2004, and $54,053 for other tax services.

(d) All other fees — No fees were billed for all other services in 2005. In 2004, aggregate fees of $174,950 were billed by Grant Thornton for internal audit services provided prior to engagement as the Trust’s independent registered public accounting firm.
      The Audit Committee has established a policy which requires pre-approval by the Committee for any services to be rendered by the Trust’s independent auditors which are not audit services. The Audit Committee discussed the non-audit services with Grant Thornton and determined that their provision of these services is compatible with maintaining Grant Thornton’s independence. In 2005, 100% of the services described in categories (b) through (d) above were approved by the Audit Committee.
      Representatives of Grant Thornton are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.
SHAREHOLDERS’ PROPOSALS
      Any proposal by a Shareholder of the Trust intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Trust at its principal executive office not later than December 28, 2006 for inclusion in the Trust’s proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the SEC.
      The Trust must receive notice of any proposal or nomination of directors by Shareholders that are intended to be presented at the Trust’s 2007 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Trust’s proxy statement and proxy related to that meeting, between March 16, 2007 and the close of business on April 16, 2007 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to: Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.
ANNUAL REPORT ON FORM 10-K
      Upon written request by any Shareholder entitled to vote at the meeting, the Trust will furnish that person, without charge, a copy of its Annual Report on Form 10-K for the Fiscal Year ended December 31, 2005, as filed with the SEC, including the financial statements and schedules, if any, thereto. If a person requesting the report was not a Shareholder of record on April 18, 2006, the request must contain a good faith representation that the person making the request was a beneficial owner of Shares at the close of business on such date. Requests should be addressed to: Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.

HOUSEHOLDING
      The Trust has elected to send a single copy of its annual report and this Proxy Statement to any household at which two or more Shareholders reside, unless one of the Shareholders at such address notifies the Trust that they wish to receive individual copies. If a single copy of the annual report and this Proxy Statement was delivered to an address that you share with another Shareholder, at your request the Trust will promptly deliver a separate copy to you. Requests should made by calling the Trust at (248) 350-9900 or by writing to: Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. Any Shareholder that shares an address with another Shareholder and is receiving a single copy of the Trust’s annual report and proxy statement but wishes to receive a separate copy in the future can contact the Trust as set forth above. Similarly, any Shareholder that shares an address with another Shareholder and is receiving a separate copy of the Trust’s annual report and proxy statement but wishes to receive a single copy in the future can also contact the Trust to make such a request.
      Any Shareholder that owns Shares through a bank, broker or other holder of record who wish to discontinue or begin householding should contact such entity directly.
OTHER BUSINESS AND EXPENSE OF SOLICITATION
      Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.
      Proxies are being solicited on behalf of the Board of Trustees by use of the mail. The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Meeting is being borne by the Trust. The Trust will request nominees and others holding Shares for the benefit of others to send the proxy material to, and to obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses in doing so. In addition, the Trustees and officers and regular employees of the Trust may solicit proxies by mail, telephone, facsimile or in person, but they will not receive any additional compensation for such work.
      Your cooperation in giving this matter your immediate attention and in voting your proxies promptly will be appreciated.

By Order of the Board of Trustees

Richard J. Smith
Chief Financial Officer and Secretary
April 28, 2006

APPENDIX A
AUDIT COMMITTEE CHARTER

I.	Purpose
      The principal purpose of the Audit Committee (the “Committee”) is to assist the Board of Trustees (the “Board”) of Ramco-Gershenson Properties Trust (“RGPT”) in fulfilling its responsibilities to the shareholders, potential shareholders and investment community relating to the corporate accounting and reporting practices of RGPT and its subsidiaries, the quality and integrity of RGPT’s consolidated financial statements, RGPT’s compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of RGPT’s external auditors and the performance of RGPT’s internal audit function.
      In discharging its oversight role, the Committee is granted the authority to adopt policies and procedures to ensure that the accounting and reporting practices of RGPT are of the highest quality and integrity, including the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of RGPT, and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.
      It shall also be the responsibility of the Committee to maintain free and open means of communication among the Board and RGPT’s external auditors, internal audit function and management. Through these lines of communication, the Committee shall monitor any issues or areas that fall within the scope of its duties, purpose or responsibilities that require special attention. RGPT’s external auditors are ultimately accountable to the Committee and the Board.

II.	Membership
      1. The Committee will have at least three members, each of whom shall be appointed by the Board. Each member of the Committee shall be financially literate (i.e., able to read and understand financial statements and aware of the functions of auditors for a Company) as affirmatively determined by the Board in connection with such member’s appointment to the Committee.
      2. The Committee shall be composed solely of “independent” trustees who have no employment or professional relationship with RGPT, who are independent of RGPT’s management and who comply with the requirements for serving on audit committees as set forth in the corporate governance standards, as amended from time to time, of the New York Stock Exchange (“NYSE”) and all other applicable laws, rules and regulations. The definition of “independent” requires that the Board affirmatively determine that a trustee to be appointed to the Committee not have any material relationship with RGPT or any of its subsidiaries. In addition, the independence of each member of the Committee shall be reviewed on an annual basis by the Board or more frequently as the circumstances dictate. For purposes of eligibility to serve on the Committee, a trustee is not independent if:

a) the trustee receives, directly or indirectly, any consulting, advisory or other compensatory fees from RGPT, other than fees for serving in his or her capacity as a member of the Board and as a member of the Board’s committees;

b) the Board determines that the trustee has a material relationship with RGPT (either directly or as a partner, shareholder or officer of an organization that has a relationship with RGPT) or is otherwise an affiliate of RGPT;

c) the trustee is a former employee of RGPT, unless a “cooling-off” period of at least five years after the termination of such employment has elapsed;

d) the trustee is, or in the past five years has been, affiliated with or employed by a present or former auditor of RGPT or an affiliate thereof, unless a “cooling-off” period of at least five years after the termination of either the affiliation or employment with the auditor or the auditing relationship has elapsed;

e) the trustee is, or in the past five years has been, part of an interlocking directorate in which an executive officer of RGPT serves on the compensation committee of the board of directors of another company that employs such trustee; or

f) the trustee has an immediate family member in any of the categories listed in (d) or (e) above, unless a “cooling-off’ period of at least five years has elapsed since the termination of the applicable relationship or until after such family member is deceased or becomes incapacitated.
      3. A trustee appointed to the Committee may not serve on more than two additional audit committees for publicly listed companies, unless the Board has made an affirmative determination that such trustee is able effectively to undertake the responsibilities of serving on RGPT’s Audit Committee in addition to his or her positions on other such audit committees.
      4. The Board shall appoint one member of the Committee to serve as the Chairman and shall affirmatively determine at the time of such appointment that such member possesses accounting or related financial management expertise.

III.	Responsibilities, and Duties

A.	Financial and Related Reporting
      1. The Committee shall, prior to each filing by RGPT of a Quarterly Report on Form 10-Q (the “Form l0-Q”) with the Securities and Exchange Commission (the “SEC”), review with RGPT’s management and external auditors the interim financial information to be included in the Form 10-Q and review the matters described in Statement on Auditing Standards No. 61, as it may be modified or supplemented, of the American Institute of Certified Public Accountants, Communication with Audit Committees (“SAS 61”). In connection therewith, the Committee shall review any matters of significance, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant new accounting principles, disagreements between management and the external auditors and their effect, if any, on RGPT’s consolidated financial statements and recent or proposed requirements of the SEC, the Financial Accounting Standards Board (the “FASB”) or other similar governing bodies.
      2. The Committee shall, prior to each filing by RGPT of an Annual Report on Form 10-K (the “Form 10-K”) with the SEC, review with RGPT’s management and external auditors the audited financial statements to be included in the Form 10-K and in RGPT’s annual report to shareholders (the “Annual

Report”) and review and consider the matters described in SAS 61. In connection therewith, the Committee shall review significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant new accounting principles, disagreements between management and the external auditors and their effect, if any, on RGPT’s consolidated financial statements and recent or proposed requirements of the SEC, the FASB or other similar governing bodies. Following such review, the Committee shall recommend to the Board whether the audited financial statements should be included in the Annual Report or the Form 10-K.
      3. The Committee shall meet with RGPT’s Chief Executive Officer and Chief Financial Officer, prior to their certification of each Form 10-Q or Form 10-K filed with the SEC, and review with such officers their disclosures relating to (a) all significant deficiencies in the design or operation of internal controls which could adversely affect RGPT’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls and (b) any fraud, whether or not material, that involves RGPT’s management or other employees who have a significant role relating to RGPT’s internal controls.
      4. In connection with its review of each Form 10-Q and Form 10-K and prior to issuance of any earnings press release by RGPT, the Committee shall review with RGPT’s management and external auditors the consolidated statements of operations, earnings guidance and other financial information to be included in such earnings press release. Prior to issuance of any release of financial information or earnings guidance to analysts or rating agencies, the Committee shall review with RGPT’s management and external auditors the financial information or earnings guidance to be included in such release to be provided to analysts or rating agencies.
      5. The Committee shall annually issue a written report to the Board, a copy of which shall be included in RGPT’s proxy statement related to the annual meeting of shareholders, stating whether the Committee has (a) reviewed and discussed the audited financial statements with RGPT’s management, (b) discussed with RGPT’s external auditors the matters required to be discussed by SAS 61, (c) received from RGPT’s external auditors disclosures regarding such auditors’ independence required by Independence Standards Board 1 and discussed with such auditors their independence, (d) recommended to the Board that the audited financial statements of RGPT be included in the Annual Report and the Form 10-K and (e) reviewed such other information as may be required, from time to time, by the rules and/or regulations of the NYSE, the SEC, the FASB or other similar governing bodies.
      6. The Committee shall periodically discuss with RGPT’s external auditors such auditors’ judgments about the quality, not just the acceptability, of RGPT’s accounting principles as applied in its consolidated financial statements. The discussion should include such issues as the clarity of RGPT’s financial disclosures, the degree of aggressiveness or conservatism of RGPT’s accounting principles and the underlying estimates and other significant decisions made by RGPT’s management in preparing the financial disclosures.
      7. The Committee shall obtain and review, on an annual basis, a report prepared by RGPT’s management and/or external auditors setting forth all significant financial reporting issues and judgments made in connection with the preparation of RGPT’s financial statements, including an analysis of the effects on the financial statements of RGPT of any alternative generally accepted accounting principle (“GAAP”) methods adopted by RGPT, any regulatory and/or accounting initiatives and any off-balance sheet structures and all critical accounting policies and practices RGPT uses or expects to use.

B.	Controls and Compliance
      8. The Committee shall periodically review with RGPT’s management, external auditors and internal audit function (a) the adequacy and effectiveness of RGPT’s system of internal accounting controls, (b) any recommendations of such external and/or internal auditors with respect to any material weaknesses in RGPT’s system of internal controls, (c) any material matters or problems with respect to accounting, records, procedures or operations of RGPT which have not been resolved to such external and/or internal auditors’ satisfaction after having been brought to the attention of management and (d) any material matters or problems with respect to the safeguarding of RGPT’s assets and limitations on authority of RGPT’s management relating to, among other things, investments, borrowings and derivative instruments. Such review should also consider the impact of the adequacy and effectiveness of RGPT’s system of internal accounting controls on RGPT’s financial reporting on both an annual and quarterly basis.
      9. The Committee shall discuss and review policies with respect to risk assessment and risk management, including, but not limited to, (a) guidelines and policies to govern the process by which risk assessment and risk management is undertaken by RGPT and its management, (b) RGPT’s interest rate risk management, (c) RGPT’s counter-party and credit risks and (d) any material environmental risks relating to RGPT.
      10. The Committee shall review with RGPT’s management and tax advisors the status of all tax returns, including open years and potential disputes. The Committee shall review with RGPT’s external auditors the adequacy of tax reserves included in RGPT’s consolidated financial statements.
      11. On at least an annual basis, the Committee shall review with RGPT’s legal counsel, (a) any legal or regulatory matters that could have a significant impact on RGPT’s financial statements, (b) RGPT’s compliance with applicable laws and regulations and (c) inquiries received from regulators or governmental agencies.
      12. The Committee shall review the status of significant litigation with RGPT’s legal counsel and external auditors, if appropriate, and whether reserves, if any, in connection with actual and/or potential litigation are appropriate.
      13. The Committee shall monitor and review RGPT’s compliance with all applicable SEC and NYSE rules and regulations.

C.	Internal Audit
      14. To the extent applicable, the Committee shall review the operation of RGPT’s internal audit function, its budget, organization, activities, independence and authority of its reporting obligations. The Committee shall, on a regular basis, review RGPT’s internal audit charter and compliance by RGPT’s internal audit function with applicable standards. The Committee shall also review the appointment and replacement of RGPT’s senior internal auditing executive and the coordination of such activities with RGPT’s external auditors.
      15. The Committee shall meet regularly, but in no event less than once every six months, with RGPT’s internal audit personnel in executive sessions without RGPT’s management present.

D.	External Audit
      16. The Committee shall retain and discharge (subject if applicable, to shareholder ratification) the external auditors to be used to audit the consolidated financial statements of RGPT.
      17. The Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by RGPT’s external auditors and evaluate the effect thereof on the independence of the external auditors. The Committee shall also review and evaluate the scope of all non-auditing services to be provided by RGPT’s external auditors in order to confirm that such services are permitted by the rules and/or regulations of the NYSE, the SEC, the FASB or other similar governing bodies. As necessary, the Committee shall consult with RGPT’s management regarding the engagement fees or terms of any such auditing or non-auditing services.
      18. The Committee shall, at least annually, evaluate RGPT’s external auditors’ qualifications, performance and independence and present a written report to the Board of its conclusions with respect to such evaluation. In connection with this evaluation, the external auditors shall provide a written annual report to the Committee describing: (a) such external auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of such internal auditors or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by such external auditors, and any steps taken to deal with any such issues; and (e) in order to assess such external auditors’ independence, all relationships between such external auditors and RGPT. The Committee shall consult with RGPT’s management, its external auditors and/or personnel responsible for its internal audit function, as necessary, regarding this evaluation.
      19. The Committee shall review and evaluate the qualifications, performance and independence of the lead partner of the external auditors, ensure that neither the lead partner nor the concurring partner of the external auditors serves, respectively, in that capacity for more than five years (or such other period as may be prescribed by rules and/or regulations of the NYSE, the SEC, the FASB or other similar governing bodies) and present its conclusions with respect to the independent auditors, including whether the audit firm itself should be changed periodically, to the Board.
      20. The Committee shall meet with RGPT’s management and external auditors prior to commencement of the annual audit by such external auditors for the purpose of reviewing the scope and audit procedures of such audit, including special audit risk areas and materiality. The Committee shall also meet with RGPT’s external auditors subsequent to completion of that audit for the purpose of reviewing the results.
      21. The Committee shall obtain and review any written reports issued by RGPT’s external auditors regarding all critical accounting policies and practices RGPT uses or expects to use, all alternative treatments of financial information within GAAP that have been discussed with RGPT’s management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditors.
      22. The Committee shall meet regularly, but in no event less than once every six months, with RGPT’s external auditors in executive sessions without RGPT’s management present. Among the items to be discussed at these meetings are the auditors’ evaluation of RGPT’s financial, accounting and internal auditing personnel and the cooperation that the auditors received during the course of the audit, including any audit problems or difficulties, together with the responses of RGPT’s management thereto, any restrictions on the scope of such external auditors’ activities and any disagreements with RGPT’s management. If applicable, such review may also include any accounting adjustments that were noted or proposed by such auditors but were passed (including similar adjustments that were passed because individually they were not material), any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, any “management” or “internal control” letter issued, or proposed to be issued, by such auditors to RGPT and all other material written communications between the external auditors and the management of RGPT.

E.	Other Committee Activities
      23. The Committee shall report to the Board on a regular basis.
      24. The Committee shall serve as liaison between RGPT’s management, external auditors and internal auditors, on the one hand, and the Board, with respect to all matters within the scope of the Committee’s duties.
      25. In accordance with the applicable rules and/or regulations of the NYSE, the SEC, the FASB or other similar governing bodies, the Committee shall set clear policies for RGPT’s hiring of employees or former employees of RGPT’s external auditors. In addition, the Committee shall also conduct exit interviews with departing executive officers (senior vice president or above) in order to evaluate RGPT’s corporate accounting and reporting practices.
      26. The Committee shall establish, review and update periodically an orientation and training program for new Committee members, based upon new member orientation guidelines developed by the Committee, and ensure continuing education and training for current Committee members.
      27. The Committee shall conduct an annual evaluation of its own performance, including the performance of individual members and any recommendations to the Board for changes in Committee membership, and confirm annually that all of the Committee’s responsibilities set forth in this Charter have been performed.
      28. The Committee shall annually review and assess this Charter. This Charter may be amended by the recommendation of the Committee and the approval of the independent members of the Board. All amendments will be reported to the Board.

IV.	Complaint Procedures
      Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by RGPT, employees and shareholders regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of RGPT of concerns regarding questionable accounting or auditing matters. The Committee shall investigate all matters brought to its attention within the scope of its duties, including the review of any significant fraudulent or illegal activities that may be discovered and any preventative action taken in response to such activities.

V.	Committee Powers
      In the course of fulfilling its responsibilities and duties, the Committee shall be empowered (a) to initiate, if warranted, an investigation of any special situation, (b) to retain outside legal, accounting or other advisors and consultants without seeking approval from the Board if, in the Committee’s judgment, it is appropriate and (c) to delegate to one or more of its members any responsibility or duty of the Committee, which by its nature is not required to be performed by the entire Committee. RGPT shall provide appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of compensation to any external auditors employed to audit RGPT’s consolidated financial statements and any legal, accounting or other advisors and consultants employed by the Committee in carrying out its duties.

VI.	Meetings
      The Committee shall meet at least four times annually or more frequently as the circumstances dictate. For each Committee meeting, the Committee will appoint a secretary to keep minutes of such meeting. After approval of each set of minutes by the Committee, the Committee will submit such minutes to the Board for review and will cause such minutes to be filed with the minutes of the Board.

VII.	Limitations on Scope
      The Committee members shall serve on the Committee subject to the understanding on their part and on the part of RGPT’s management, external auditors and internal auditor function that:

1. The Committee members are not employees or officers of RGPT and are not directly involved in RGPT’s daily operations, and they will not serve as members of the Committee on it full-time basis.

2. The Committee members expect RGPT’s management, external auditors and internal auditor function to provide the Committee with prompt and accurate information, so that the Committee can discharge its duties properly.

3. To the extent permitted by law, the Committee shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.
      The Committee members, in adopting this Charter and in agreeing to serve on the Committee, do so in reliance on, among other things, the provisions of RGPT’s Amended and Restated Declaration of Trust which:

1. Together with RGPT’s By-laws, provide indemnification for their benefit, and,

2. To the fullest extent provided by law, provide that no trustee shall be liable to RGPT or its shareholders for monetary damages for breach of fiduciary duty as a trustee.

RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
ON JUNE 14, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
          The undersigned hereby appoints DENNIS E. GERSHENSON and RICHARD J. SMITH or either of them, each with full power of substitution, proxies of the undersigned to vote all Common Shares of Ramco-Gershenson Properties Trust (the “Trust”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held on the 14th day of June, 2006 at 10:00 a.m., at the Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009 and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!
ANNUAL MEETING OF SHAREHOLDERS
RAMCO-GERSHENSON PROPERTIES TRUST
JUNE 14, 2006
PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A ☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	Election of Trustees	FOR	WITHHOLD

NOMINEES:
	Stephen R. Blank (Class III Trustee)	☐	☐
	Joel M. Pashcow (Class III Trustee)	☐	☐
	Michael A. Ward (Class I Trustee)	☐	☐

FOR (ALL NOMINEES) ☐ WITHHOLD (ALL NOMINEES) ☐

2.	Ratification of the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for 2006.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In accordance with their judgment with respect to any other business that may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE.
SIGNATURE(S)____________________________

DATE	, 2006
NOTE: This Proxy must be signed exactly as your name appears. Executor, administrator, trustee, partners, etc. should give full title as such. If the signer is a corporation, please sign full corporation name as the authorized officer, who should state his or her title.

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